Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports First Quarter 2019 Financial Results

•	Sales of $514 million declined 3% as reported and were flat in constant currency

•	Recurring revenue growth offset by declines in instrument sales

•	Growth in broader Asia and the U.S. offset by weakness in China and Europe

•	GAAP EPS of $1.51; non-GAAP EPS of $1.60, a slight increase from prior year

Milford, Mass., April 23, 2019 – Waters Corporation (NYSE: WAT) today announced first quarter 2019 sales of $514 million, a 3% decrease as reported, compared to sales of $531 million for the first quarter of 2018. Foreign currency translation negatively impacted sales growth by approximately 3% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the first quarter of 2019 increased to $1.51, compared to $1.40 for the first quarter of 2018. On a non-GAAP basis, EPS increased to $1.60, compared to $1.59 in the first quarter of 2018. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities was $176 million for the first quarter of both 2019 and 2018. On a non-GAAP basis, adjusted free cash flow for the first quarter of 2019 was $158 million versus $160 million for the first quarter of 2018.

“Sales in the first quarter fell short of our expectations. Softer demand during the quarter was driven by greater-than-expected macro impacts in China and Europe, as well as a slow release of budgets by key pharmaceutical and industrial customers,” commented Chris O’Connell, Chairman and Chief Executive Officer of Waters Corporation. “We remain confident in our strong market position, underlying customer activity, and the contribution of new product introductions underway and planned for 2019.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the first quarter of 2019, sales into the pharmaceutical market declined 4% as reported and were flat in constant currency, sales into the industrial market declined 4% as reported and 2% in constant currency, and sales into the academic and governmental markets grew 2% as reported and 4% in constant currency.

During the first quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, grew 1% as reported and 4% in constant currency, while instrument system sales declined 8% as reported and 6% in constant currency.

Geographically, sales in Asia during the quarter were flat as reported and grew 2% in constant currency, sales in the Americas were flat (with U.S. sales growing 2%), and sales in Europe declined 12% as reported and 5% in constant currency.

Second Quarter and Fiscal Year 2019 Financial Outlook

The Company expects second quarter 2019 constant currency sales growth in the range of 2% to 4%. As of today, currency translation is expected to decrease second quarter sales growth by one to two percentage points. The Company also expects second quarter 2019 non-GAAP earnings per fully diluted share in the range of $2.05 to $2.15. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the second quarter.

In addition, the Company is updating its previously issued full-year guidance, and currently expects full-year 2019 constant currency sales growth in the range of 2% to 4%, compared to the prior range of 4% to 6%. As of today, currency translation is expected to decrease full-year sales growth by one to two percentage points. The Company also now expects full-year 2019 non-GAAP earnings per fully diluted share in the range of $9.05 to $9.25, compared to our prior range of $9.20 to $9.45. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

Conference Call

Waters Corporation will webcast its first quarter 2019 financial results conference call today, April 23, 2019 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors,” and click on the “Live Webcast.” A replay will be available through April 30, 2019 at midnight Eastern Time on the same website by webcast and also by phone at 203-369-0637.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; impact of the newly enacted tax reform legislation in the U.S.; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net sales	$513,862	$530,670
Costs and operating expenses:
Cost of sales	221,031	221,421
Selling and administrative expenses	134,339	130,407
Research and development expenses	35,060	34,480
Purchased intangibles amortization	2,281	1,659
Litigation settlement	—	(1,672)
Operating income	121,151	144,375
Other (expense) income	(525)	346
Interest expense, net	(3,248)	(4,172)
Income from operations before income taxes	117,378	140,549
Provision for income taxes(1)	8,392	28,598
Net income	$108,986	$111,951
Net income per basic common share	$1.52	$1.42
Weighted-average number of basic common shares	71,704	78,883
Net income per diluted common share	$1.51	$1.40
Weighted-average number of diluted common shares and equivalents	72,415	79,715

(1)

The provision for income taxes for the three months ended March 30, 2019 and March 31, 2018 included a $3 million benefit and a $12 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of March 30, 2019 and March 31, 2018, respectively.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended March 30, 2019 and March 31, 2018

(In thousands)

			Percent Change	Current Period Currency Impact	Constant Currency Growth Rate (a)
	Three Months Ended
	March 30, 2019	March 31, 2018
NET SALES - OPERATING SEGMENT
Waters	$459,914	$471,146	(2%)	$(13,957)	1%
TA	53,948	59,524	(9%)	(878)	(8%)

Total	$513,862	$530,670	(3%)	$(14,835)	—

NET SALES - PRODUCTS & SERVICES
Instruments	$221,250	$240,407	(8%)	$(5,869)	(6%)
Service	193,359	191,553	1%	(5,848)	4%
Chemistry	99,253	98,710	1%	(3,118)	4%

Total Recurring	292,612	290,263	1%	(8,966)	4%

Total	$513,862	$530,670	(3%)	$(14,835)	—

NET SALES - GEOGRAPHY
Asia	$200,512	$200,280	—	$(4,197)	2%
Americas	181,868	181,710	—	(485)	—
Europe	131,482	148,680	(12%)	(10,153)	(5%)

Total	$513,862	$530,670	(3%)	$(14,835)	—

NET SALES - MARKETS
Pharmaceutical	$294,512	$305,328	(4%)	$(10,522)	—
Industrial	155,218	162,330	(4%)	(3,206)	(2%)
Academic & Governmental	64,132	63,012	2%	(1,107)	4%

Total	$513,862	$530,670	(3%)	$(14,835)	—

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation's net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three Months Ended March 30, 2019 and March 31, 2018

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses	Operating Income	Operating Income Percentage	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Quarter Ended March 30, 2019
GAAP	$136,620	$35,060	$121,151	23.6%	$117,378	$8,392	$108,986	$1.51
Adjustments:
Purchased intangibles amortization (b)	(2,281)	—	2,281	0.4%	2,281	494	1,787	0.02
Restructuring costs and certain other items (c)	(10,061)	—	10,061	2.0%	10,061	2,633	7,428	0.10
Tax reform (d)	—	—	—	—	—	3,229	(3,229)	(0.04)
Certain income tax items (e)	—	—	—	—	—	(674)	674	0.01

Adjusted Non-GAAP	$124,278	$35,060	$133,493	26.0%	$129,720	$14,074	$115,646	$1.60

Quarter Ended March 31, 2018
GAAP	$130,394	$34,480	$144,375	27.2%	$140,549	$28,598	$111,951	$1.40
Adjustments:
Purchased intangibles amortization (b)	(1,659)	—	1,659	0.3%	1,659	202	1,457	0.02
Restructuring costs and certain other items (c)	(568)	—	568	0.1%	568	132	436	0.01
Litigation settlement (f)	1,672	—	(1,672)	(0.3%)	(1,672)	(401)	(1,271)	(0.02)
Stock award modification (g)	(1,014)	—	1,014	0.2%	1,014	243	771	0.01
Tax reform (d)	—	—	—	—	—	(12,450)	12,450	0.16
Certain income tax items (e)	—	—	—	—	—	(692)	692	0.01

Adjusted Non-GAAP	$128,825	$34,480	$145,944	27.5%	$142,118	$15,632	$126,486	$1.59

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)

The provision for income taxes for the three months ended March 30, 2019 and March 31, 2018 included a $3 million benefit and a $12 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act and the subsequent finalization of the tax regulations during the first quarter of 2019. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of March 30, 2019 and March 31, 2018, respectively. The impact of the tax on the change in foreign currency exchange rates was excluded as the Company believes this expense is not indicative of the Company’s normal or future income tax expense.

(e)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management's assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(f)	Litigation settlement gains were excluded as these costs are isolated, unpredictable and not expected to recur regularly.
(g)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	March 30, 2019	December, 31 2018
Cash, cash equivalents and investments	$1,167,263	$1,735,224
Accounts receivable	508,285	568,316
Inventories	333,308	291,569
Property, plant and equipment, net	355,965	343,083
Intangible assets, net	243,415	246,902
Goodwill	356,632	355,614
Other assets	284,860	186,718
Total assets	$3,249,728	$3,727,426
Notes payable and debt	$1,148,546	$1,148,350
Other liabilities	1,133,440	1,011,818
Total liabilities	2,281,986	2,160,168
Total equity	967,742	1,567,258
Total liabilities and equity	$3,249,728	$3,727,426

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three Months Ended March 30, 2019 and March 31, 2018

(In thousands and unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$108,986	$111,951
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,941	9,892
Depreciation and amortization	24,764	28,640
Change in operating assets and liabilities, net	32,088	25,358

Net cash provided by operating activities	175,779	175,841
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(25,666)	(15,992)
Investment in unaffiliated company	—	(3,215)
Net change in investments	459,705	915,046

Net cash provided by investing activities	434,039	895,839
Cash flows from financing activities:
Net change in debt	86	(749,919)
Proceeds from stock plans	27,631	24,287
Purchases of treasury shares	(753,105)	(282,370)
Other cash flow from financing activities, net	2,254	1,937

Net cash used in financing activities	(723,134)	(1,006,065)
Effect of exchange rate changes on cash and cash equivalents	2,006	8,588

(Decrease) increase in cash and cash equivalents	(111,310)	74,203
Cash and cash equivalents at beginning of period	796,280	642,319

Cash and cash equivalents at end of period	$684,970	$716,522

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$175,779	$175,841
Adjustments:
Additions to property, plant, equipment and software capitalization	(25,666)	(15,992)
Major facility renovations	7,496	—

Free Cash Flow - Adjusted Non-GAAP	$157,609	$159,849

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

(In thousands, except per share data)

	Three Months Ended June 29, 2019			Twelve Months Ended December 31, 2019
	Range			Range
Projected Sales

Projected constant currency sales growth rate	2%	—	4%	2%	—	4%
Projected currency impact	(2%)	—	(1%)	(2%)	—	(1%)

Projected sales growth rate as reported	0%	—	3%	0%	—	3%

	Range			Range
Projected Earnings Per Diluted Share

Projected GAAP earnings per diluted share	$2.01	—	$2.11	$8.84	—	$9.04
Adjustments:
Purchased intangibles amortization	$0.03	—	$0.03	$0.11	—	$0.11
Certain other items	$—	—	$—	$0.11	—	$0.11
Certain income tax items	$0.01	—	$0.01	$(0.01)	—	$(0.01)

Projected adjusted non-GAAP earnings per diluted share	$2.05	—	$2.15	$9.05	—	$9.25

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.